UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 21, 2012
Date of Earliest Event Reported: May 18, 2012

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

                Macy's annual meeting of shareholders was held on May 18, 2012 in Cincinnati, Ohio.  The following is a summary of the matters voted on at the meeting:

(1)  Shareholders approved the election of ten directors for a one-year term expiring at the 2013 annual meeting of Macy's shareholders, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen F. Bollenbach	337,891,424	778,663	289,912	16,455,554
Deirdre P. Connelly	337,893,895	786,972	279,132	16,455,554
Meyer Feldberg	329,037,654	9,610,143	312,202	16,455,554
Sara Levinson	331,861,767	6,942,326	155,906	16,455,554
Terry J. Lundgren	325,032,430	13,443,585	483,984	16,455,554
Joseph A. Neubauer	289,931,977	48,853,577	174,445	16,455,554
Joyce M. Roché	337,316,968	1,358,571	284,460	16,455,554
Paul C. Varga	338,018,224	763,657	178,118	16,455,554
Craig E. Weatherup	333,862,028	4,924,079	173,892	16,455,554
Marna C. Whittington	333,763,542	5,038,111	158,346	16,455,554

(2)  Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending February 2, 2013, as follows:

For	Against	Abstain	Broker Non-Votes
352,057,650	3,204,335	153,568	N/A

(3)  Shareholders approved Macy's Senior Executive Incentive Compensation Plan, as follows:

For	Against	Abstain	Broker Non-Votes
326,871,523	11,479,879	608,597	16,455,554

(4)  Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

For	Against	Abstain	Broker Non-Votes
329,234,396	6,319,440	3,406,163	16,455,554

(5)   Shareholders did not approve the shareholder proposal regarding raccoon dog fur, as follows:

For	Against	Abstain	Broker Non-Votes
5,292,077	291,404,890	42,263,032	16,455,554

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: May 21, 2012	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Executive Vice President, General Counsel and Secretary